23.1  CONSENT OF INTER REGIO TREUHAND AG, INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated April 9, 2001 with respect to the financial statements of Predict AG included in this Current Report (Form 8-K) of Insightful Corporation filed December 7, 2001.


Inter Regio Treuhand AG

Basel, Switzerland
December 6, 2001